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                             Joint Filing Agreement

      Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: April 22, 2004

                                  HARBOURVEST PARTNERS, LLC


                                  By:   /s/ Martha D. Vorlicek
                                      -----------------------------------
                                  Name:     Martha D. Vorlicek
                                  Title:    Member


                                  /s/   Edward W. Kane
                                  ---------------------------------------
                                  Edward W. Kane


                                  /s/   D. Brooks Zug
                                  ---------------------------------------
                                  D. Brooks Zug

                                  HVP V-DIRECT ASSOCIATES LLC
                                  By:  HARBOURVEST PARTNERS, LLC
                                  Its Managing Member

                                  By:   /s/ Martha D. Vorlicek
                                      -----------------------------------
                                  Name:     Martha D. Vorlicek
                                  Title:    Member

                                  HARBOURVEST PARTNERS V-DIRECT FUND L.P.
                                  By:  HVP V-DIRECT ASSOCIATES LLC
                                  Its General Partner
                                  By:  HARBOURVEST PARTNERS, LLC
                                  Its Managing Member


                                  By:   /s/ Martha D. Vorlicek
                                      -----------------------------------
                                  Name:     Martha D. Vorlicek
                                  Title:    Member